UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2022 (January 25, 2022)

SB FINANCIAL GROUP, INC

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, OH	43512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 783-8950

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value 6,897,817 Outstanding at January 27, 2022	SBFG	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2022, SB Financial Group, Inc. (“SB Financial”) filed a Certificate of Amendment with the Ohio Secretary of State to amend Article FIRST of its Amended Articles of Incorporation (the “Articles”) to increase the authorized number of common shares, without par value, of SB Financial from 10,000,000 to 10,500,000. The amendment to Articles FIRST was adopted and approved by the Board of Directors of SB Financial, in accordance with Section 1701.70(B)(8) of the Ohio Revised Code, to proportionately increase the authorized number of common shares of SB Financial in connection with the 5% common stock dividend recently declared by its Board of Directors, which dividend will be payable on February 4, 2022 to shareholders of record as of January 21, 2022.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended Articles of Incorporation of SB Financial Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: January 27, 2022	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated January 27, 2022

SB Financial Group, Inc.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended Articles of Incorporation of SB Financial Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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